United States
Securities and Exchange Commission

Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

REX ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Item 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Brickell Avenue, Suite 500 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share of REX Autocallable Income ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-283221

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the REX Autocallable Income ETF (the “Fund”), a series of the REX ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Fund’s prospectus, which is a part of the Trust’s Registration Statement on Form N-1A (Registration Nos. 333-283221 and 811-24023), filed with the Securities and Exchange Commission on September 30, 2025. Such description is incorporated by reference herein.

Fund	I.R.S. Employer Identification No.
REX Autocallable Income ETF	412656853

Item 2.	Exhibits

1.	Registrant’s Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-283221) filed on November 14, 2024.

2.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-283221) filed on May 14, 2025.

3.	By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-283221) filed on May 14, 2025.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REX ETF Trust

By:	/s/ Gregory D. King

Name: Gregory D. King

Title: Chief Executive Officer and Trustee

February 9, 2026